UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): July 6, 2020
Horizon Global Corporation (Exact Name of Registrant as Specified in Charter)

Delaware	001-37427	47-3574483
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

47912 Halyard Drive, Suite 100, Plymouth, Michigan _____________________		48170 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(734) 656-3000 _____________

Not Applicable
________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01 Entry into a Material Definitive Agreement.
Amendment to Term Loan Credit Agreement
On July 6, 2020, Horizon Global Corporation, a Delaware corporation (the “Company”), extended the maturity of its term loans to June 30, 2022 (or earlier, as set forth below). Specifically, the Company entered into the 2020 Replacement Term Loan Amendment (Eleventh Amendment to Credit Agreement) (the “Amendment”) with Cortland Capital Market Services LLC (as successor to JPMorgan Chase Bank, N.A.), as administrative agent, and the other institutions named on the signature pages thereto, to amend the Term Loan Credit Agreement, dated as of June 30, 2015 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among the Company, as borrower, Cortland Capital Market Services LLC (as successor to JPMorgan Chase Bank, N.A.), as administrative agent and the other lenders that are parties thereto. The Amendment provides for a 1.00% closing fee, which is payable in kind (“PIK”) and added to the principal amount of the replacement term loans on the closing date. Additionally, the Amendment amended the Credit Agreement to, among other things, (i) provide for replacement term loans that will in part refinance and replace the term loans, plus any accrued interest thereon, outstanding under the Credit Agreement immediately prior to the effectiveness of the Amendment and in part refinance and replace the term loans, plus any accrued interest thereon, outstanding under the Second Lien Term Loan Credit Agreement, dated as of March 15, 2019, (ii) set the maturity date for such replacement term loans to be the earlier of (a) June 30, 2022 and (b) April 1, 2022 if the Convertible Notes (as defined in the Credit Agreement) are not repaid or otherwise discharged prior to such date, (iii) provide for an interest rate on such replacement term loans equal to 10.75% per annum, of which 4.00% shall be payable in cash and 6.75% shall be PIK interest (provided that the Company may elect on not more than one occasion to pay all interest as PIK interest), (iv) provide for a prepayment penalty on the entire principal amount of such replacement term loans in an amount equal to 3.0% of the aggregate principal amount prepaid to the extent prepaid prior to December 31, 2021, and (v) modify the minimum fixed charge coverage ratio requirement by increasing the covenant levels to 1.10:1.00 for the period ending June 30, 2021, 1.25:1.00 for the period ending September 30, 2021 and 1.40:1.00 for all periods thereafter.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GLOBAL CORPORATION

Date:	July 6, 2020	By:	/s/ Jay Goldbaum
		Name:	Jay Goldbaum
		Title:	General Counsel, Chief Complaince Officer and Corporate Secretary